UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2005

PS BUSINESS PARKS, INC.
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On May 3, 2005, the Company reported operating results for the three months ended March 31, 2005. The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(c)       Exhibits

            The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

            99.1    Press release dated May 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: May 4, 2005
By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 May 3, 2005
Contact:           Mr. Edward A. Stokx
                          (818)244-8080, Ext. 649

PS Business Parks, Inc. Reports Results for the Three Months Ended March 31, 2005

Glendale, California — PS Business Parks, Inc. (AMEX:PSB) reported operating results for the three months ended March 31, 2005.

Net income allocable to common shareholders for the three months ended March 31, 2005 was $7.3 million or $0.33 per diluted share on revenues of $55.9 million compared to a net income of $4.2 million or $0.19 per diluted share on revenues of $53.8 million for the same period in 2004.

Revenues increased $2.1 million for the three months ended March 31, 2005 over the same period in 2004 as a result of continued lease up of the Company’s portfolio. Net income allocable to common shareholders increased over the same period by $3.2 million or $0.14 per diluted share resulting from the increase in revenues and a gain on the sale of assets of $2.9 million, partially offset by increased depreciation.

Supplemental Measures

Funds from operations (“FFO”) allocable to common shareholders and unit holders for the first quarter of 2005 and 2004 were $25.9 million, or $0.88 per diluted share, and $23.5 million, or $0.81 per diluted share, respectively.

During April 2004, the Company redeemed 2.1 million depositary shares of its 9.250% Cumulative Preferred Stock, Series A for approximately $52.8 million and 510,000 units of its 8.875% Series B Cumulative Preferred Operating Partnership Units for approximately $12.8 million. In accordance with the Securities and Exchange Commission’s interpretation of Emerging Issues Task Force (“EITF”) Topic D-42, “The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock,” the redemption of the Series A preferred stock resulted in an additional allocation of net income to preferred shareholders for the quarter ended March 31, 2004 and a corresponding reduction of net income allocable to common shareholders of $1.9 million. The redemption of the Series B preferred units resulted in an additional allocation of net income to preferred unit holders for the quarter ended March 31, 2004 and a corresponding reduction of net income allocable to common shareholders of $267,000. The Company did not redeem or call for redemption any preferred equity in the first quarter of 2005.

The following table summarizes the impact of the implementation of the SEC’s clarification of EITF Topic D-42 on the Company’s FFO per common shareholders and unit holders for the three months ended March 31, 2005 and 2004:

                                                                  Three Months Ended March 31,
                                                                ---------------------------------
                                                                     2005               2004
                                                                --------------     --------------
            FFO per common share, before adjustments.......   $        0.88      $        0.88
             Application of EITF Topic D-42.................               -              (0.07)
              FFO per common share, as reported..............   $        0.88      $        0.81
                                                                ==============     ==============

Property Operations

In order to evaluate the performance of the Company’s overall portfolio, management analyzes the operating performance of a consistent group of properties (17.7 million net rentable square feet). These properties (herein referred to as Same Park facilities) have been owned and operated by the Company since January 1, 2004 and exclude assets held for sale and included in discontinued operations. Same Park facilities represent approximately 99% of the Company’s portfolio of 17.8 million square feet of operating assets as of March 31, 2005.

The following tables summarize the operating results of the Same Park facilities as well as the total portfolio:

                                Same Park Facilities (17.7 million square feet) (1)
                                -----------------------------------------------
                              (in thousands, except per square foot amounts, unaudited)

                                                                     Three Months Ended
                                                                         March 31,
                                                                 -----------------------------
                                                                     2005          2004           Change
                                                                 -------------- --------------   ---------

Rental income before straight-line rent......................     $     53,865    $    52,958        1.7%
Straight-line rent...........................................            1,079            652       65.5%
                                                                 -------------- --------------   ---------
Total rental income..........................................           54,944         53,610        2.5%
Cost of operations...........................................           16,084         16,116       (0.2%)
                                                                 -------------- --------------   ---------
Net operating income.........................................           38,860         37,494        3.6%
   Less:  straight-line rent.................................           (1,079)          (652)      65.5%
                                                                 -------------- --------------   ---------
Net operating income before straight-line rent(2)............     $     37,781    $    36,842        2.5%
                                                                 ============== ==============   =========
Gross margin(3)..............................................             70.1%          69.6%       0.7%
Weighted average for period:
    Square footage (4).......................................           17,684         17,684        0.0%
    Occupancy (4)............................................             90.8%          88.6%       2.5%
    Annualized realized rent per occupied sq. ft.(5).........     $      13.42    $     13.52       (0.7%)

(1)  Financial results exclude discontinued operations.

(2)  Net operating  income  ("NOI") is an important  measurement  in the  commercial  real estate  industry for determining  the value of the real estate  generating  the NOI. The key  components of NOI are rental income less cost of operations excluding the effects of straight-line rent and depreciation.

(3)  Gross margin is computed by dividing net  operating  income  before  straight-line  rent by rental  income before straight-line rent.

(4)  Weighted average square footage and occupancy exclude discontinued operations as of March 31, 2005.

(5)  Realized  rent  per  square  foot   represents  the  revenues  earned  per  occupied  square  foot  before straight-line rent.

                                  Total Portfolio (17.8 million square feet) (1)
                                  ------------------------------------------
                               (in thousands, except per square foot amounts, unaudited)

                                                                     Three Months Ended
                                                                         March 31,
                                                                -------------------------------
                                                                    2005           2004            Change
                                                                --------------- ---------------   ---------

Rental income before straight-line rent.......................   $     54,553    $      52,958        3.0%
Straight-line rent............................................          1,188              652       82.2%
                                                                --------------- ---------------   ---------
Total rental income...........................................         55,741           53,610        4.0%
Cost of operations............................................         16,388           16,116        1.7%
                                                                --------------- ---------------   ---------
Net operating income..........................................         39,353           37,494        5.0%
   Less:  straight-line rent..................................         (1,188)            (652)      82.2%
                                                                --------------- ---------------   ---------
Net operating income before straight-line rent(2).............   $     38,165    $      36,842        3.6%
                                                                =============== ===============   =========
Gross margin(3)...............................................           70.0%            69.6%       0.6%
Weighted average for period:
    Square footage (4)........................................         17,849           17,684        0.9%
    Occupancy (4) ............................................           90.8%            88.6%       2.5%
    Annualized realized rent per occupied sq. ft.(5)..........   $      13.47    $       13.52       (0.4%)

(1)  Financial results exclude discontinued operations.

(2)  Net operating  income  ("NOI") is an important  measurement  in the  commercial  real estate  industry for determining  the value of the real estate  generating  the NOI. The key  components of NOI are rental income less cost of operations excluding the effects of straight-line rent and depreciation.

(3)  Gross margin is computed by dividing net  operating  income  before  straight-line  rent by rental  income before straight-line rent.

(4)  Weighted average square footage and occupancy exclude discontinued operations as of March 31, 2005.

(5)  Realized  rent  per  square  foot   represents  the  revenues  earned  per  occupied  square  foot  before straight-line rent.

Financial Condition

The following are the Company’s key financial ratios with respect to its leverage at and for the three months ended March 31, 2005.

     Ratio of FFO to fixed charges (1).....................................          91.8
     Ratio of FFO to fixed charges and preferred distributions(1) .........          3.0x
     Debt and  preferred  equity to total market  capitalization  (based on
     common stock price of $40.30 at March 31, 2005) ......................         35.6%
     Available under line of credit at March 31, 2005 .....................     $100.0 million

(1)  Fixed charges include interest expense of $282,000.

Issuance of Preferred Stock

On May 2, 2005, the Company issued 3.0 million depositary shares, each representing 1/1,000 of a share of the 7.200% Cumulative Preferred Stock, Series M, at a par value of $25.00 per depositary share. The intended use of the proceeds from the offering will be to fund future preferred equity redemptions.

Property Dispositions

On February 15, 2005, the Company sold a 56,000 square foot retail center located at Miami International Commerce Center (“MICC”). The sales price was approximately $12.2 million, resulting in a gain of $967,000. In addition, on January 20, 2005, the Company closed on the sale of a 7,100 square foot unit at MICC for $740,000, resulting in a gain of $142,000. These assets were classified as properties held for disposition.

On January 31, 2005, the Company closed on the sale of 8.2 acres of land within the Cornell Oaks project in Beaverton, Oregon. The sales price for the land was $3.6 million, resulting in a gain of $1.8 million.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.29 per common share on May 3, 2005. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable June 30, 2005 to shareholders of record on June 15, 2005.

                      Series               Dividend Rate       Dividend Declared
                     ----------           ----------------    --------------------
                      Series D                   9.500%         $      0.593750
                      Series F                   8.750%                0.546875
                      Series H                   7.000%                0.437500
                      Series I                   6.875%                0.429688
                      Series K                   7.950%                0.496875
                      Series L                   7.600%                0.475000
                      Series M                   7.200%                0.295000

Stock Repurchase Program

In March 2000, the Company’s Board of Directors authorized the repurchase, from time to time, of up to 4.5 million shares of the Company’s common stock on the open market or in privately negotiated transactions. Since the inception of the program, the Company has repurchased an aggregate total of 2.6 million shares of common stock and 30,484 units in its Operating Partnership at an aggregate cost of approximately $70.7 million (average cost of $26.66 per share/unit). No shares were repurchased in 2004 or 2005.

Company Information

PSB is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of March 31, 2005, PSB wholly-owned approximately 17.9 million net rentable square feet of commercial space with approximately 3,300 customers located in eight states, concentrated primarily in California (5.2 million sq. ft.), Texas (2.9 million sq. ft.), Florida (3.3 million sq. ft.), Oregon (1.9 million sq. ft.), Virginia (2.8 million sq. ft.) and Maryland (1.2 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the fourth quarter operating results, is available on the Internet. The Company’s web site is www.psbusinessparks.com.

A conference call is scheduled for May 4, 2005 at 10:00 a.m. (PDT) to discuss the fourth quarter results. The toll free number is 1-800-399-4409; the conference ID is 5524556. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through May 11, 2005 at 1-800-642-1687. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

                                              PS BUSINESS PARKS, INC.
                                              SELECTED FINANCIAL DATA
                                             (unaudited, in thousands)

                                                             At March 31, 2005        At December 31. 2004
                                                         --------------------------  ------------------------
Balance Sheet Data:
    Cash and cash equivalents.......................      $                 61,661    $               39,688
    Properties held for disposition, net............      $                  6,128    $               16,876
    Real estate facilities, before accumulated
      depreciation..................................      $              1,579,914    $            1,570,492
    Total assets....................................      $              1,365,528    $            1,363,829
    Total debt......................................      $                 11,265    $               11,367
    Minority interest - common units................      $                169,728    $              169,295
    Minority interest - preferred units.............      $                127,750    $              127,750
    Perpetual preferred stock.......................      $                510,850    $              510,850
    Common shareholders' equity.....................      $                508,609    $              506,114

    Total common shares outstanding at period end...                        21,891                    21,840
                                                         ==========================  ========================

    Total common shares  outstanding  at period end,
      assuming    conversion    of   all   Operating
      Partnership units into common stock...........                        29,197                    29,145
                                                         ==========================  ========================

                                              PS BUSINESS PARKS, INC.
                                         CONSOLIDATED STATEMENTS OF INCOME
                                (unaudited, in thousands, except per share amounts)

                                                         For the Three Months Ended
                                                                 March 31,
                                                    -----------------------------------
                                                             2005             2004
                                                    ------------------ ----------------
 Revenues:
    Rental income.................................    $        55,741   $       53,610
    Facility management fees primarily from
      affiliates..................................                145              155
                                                    ------------------ ----------------
   Total operating revenues.......................             55,886           53,765
                                                    ------------------ ----------------
 Expenses:
   Property operations............................             16,388           16,116
   Depreciation and amortization..................             19,016           17,404
   General and administrative.....................              1,438            1,091
                                                    ------------------ ----------------
   Total operating expenses.......................             36,842           34,611
                                                    ------------------ ----------------
 Other income and expenses:
   Interest and other income......................                398               27
   Interest expense...............................               (282)          (1,266)
                                                    ------------------ ----------------
   Total other income and expenses................                116           (1,239)
                                                    ------------------ ----------------
 Income from continuing operation before minority
   interests ....................................              19,160           17,915
                                                    ------------------ ----------------
 Minority interests in continuing operations:
     Minority interest in income - preferred
 units:
       Distributions paid to preferred unit
       holders....................................             (2,691)          (4,810)
       Redemption of preferred operating
       partnership units..........................                  -             (267)
     Minority interest in income - common units...             (1,682)          (1,267)
                                                    ------------------ ----------------
     Total minority interests in continuing
      operations..................................             (4,373)          (6,344)
                                                    ------------------ ----------------
 Income from continuing operations ...............             14,787           11,571
                                                    ------------------ ----------------
 Discontinued operations:
     Income from discontinued operations..........                165              550
   Gain on disposition of real estate.............              2,914                -
 Minority interest in earnings attributable to
      discontinued operations - common units......               (773)            (138)
                                                    ------------------ ----------------
 Income from discontinued operations..............              2,306              412
                                                    ------------------ ----------------

 Net income.......................................             17,093           11,983
                                                    ------------------ ----------------
 Net income allocable to preferred shareholders:
    Preferred distributions
        Preferred distributions paid..............              9,769            5,959
        Redemption of preferred stock.............                  -            1,866
                                                    ------------------ ----------------
    Total preferred distributions................               9,769            7,825
                                                    ------------------ ----------------

 Net income allocable to common shareholders......    $         7,324   $        4,158
                                                    ================== ================
 Net income per common share - basic:
   Continuing operations..........................    $          0.23   $         0.17
   Discontinued operations........................    $          0.11   $         0.02
    Net income....................................    $          0.34   $         0.19
 Net income per common share - diluted:
   Continuing operations..........................    $          0.23   $         0.17
   Discontinued operations........................    $          0.10   $         0.02
    Net income....................................    $          0.33   $         0.19
 Weighted average common shares outstanding:
   Basic..........................................             21,852           21,613
                                                    ================== ================
   Diluted........................................             22,012           21,778
                                                    ================== ================

                                              PS BUSINESS PARKS, INC.
             Computation of Funds from Operations ("FFO") and Funds Available for Distribution ("FAD")
                                (unaudited, in thousands, except per share amounts)

                                                         For the Three Months Ended
                                                                  March 31,
                                                      ----------------------------------
                                                            2005            2004
                                                      ----------------- ----------------
Computation of Diluted Funds From Operations
--------------------------------------------
    per Common Share ("FFO") (1):
    -----------------------------
Net income allocable to common shareholders.........   $         7,324   $       4,158
Adjustments:
    Gain on disposition of real estate..............            (2,914)              -
    Depreciation and amortization...................            19,016          17,884
    Minority interest in income - common units......             2,455           1,405
                                                      ----------------- ----------------
FFO allocable to common shareholders/unit holders...   $        25,881   $      23,447
                                                      ================= ================

Weighted average common shares outstanding..........            21,852          21,613
Weighted average common OP units outstanding........             7,305           7,305
Weighted average stock options outstanding using
       treasury method..............................               160             165
                                                      ----------------- ----------------

Weighted average common shares and OP units for
  purposes of computing fully-diluted FFO per
  common share......................................            29,317          29,083
                                                      ================= ================

Diluted FFO per common share equivalent.............   $          0.88   $        0.81
                                                      ================= ================
Computation of Funds Available for Distribution
-----------------------------------------------
     ("FAD") (2):
     -----------

FFO allocable to common shareholders................   $        25,881   $      23,447

Adjustments:
     Maintenance capital expenditures...............              (339)           (880)
     Tenant improvements............................            (6,447)         (2,826)
     Lease commissions..............................            (1,554)         (1,413)
     Straight-line rent.............................            (1,188)           (652)
     Stock-based compensation expense...............               127             322
     In-place rents adjustment......................                39              39
     Impact of application of EITF Topic D-42.......                 -           2,133
                                                      ----------------- ----------------

FAD.................................................   $        16,519   $      20,170
                                                      ================= ================

Distributions to common shareholders and unit
  holders                                              $         8,461   $       8,397
                                                      ================= ================

Distribution payout ratio...........................              51.2%           41.6%
                                                      ================= ================

(1)  Funds From  Operations  ("FFO") is computed in accordance with the White Paper on FFO approved by the Board of
     Governors of the National  Association of Real Estate Investment  Trusts  ("NAREIT").  The White Paper defines
     FFO as net income,  computed in accordance with generally  accepted  accounting  principles  ("GAAP"),  before depreciation,  amortization,  minority interest in income and extraordinary  items.  FFO should be analyzed in
     conjunction  with net income.   However,  FFO should not be viewed as a substitute for net income as a measure of operating  performance  or  liquidity as it does not reflect  depreciation  and  amortization  costs or the level of capital  expenditure  and leasing  costs  necessary  to maintain  the  operating  performance  of the
     Company's  properties,  which are significant economic costs and could materially impact the Company's results
     from operations.   Other REITs may use different methods for calculating FFO and,  accordingly,  the Company's
     FFO may not be comparable to other real estate companies.

(2)  Funds available for  distribution  ("FAD") is computed by deducting from  consolidated  FFO recurring  capital expenditures,  which the Company  defines as those  costs  incurred to  maintain  the  assets'  value,  tenant improvements,  capitalized  leasing  commissions and straight-line rent from FFO and adding impairment charges and  stock-based  compensation  expense.  Like FFO,  the  Company  considers  FAD to be a useful  measure  for investors to evaluate  the  operations  and cash flows of a REIT.  FAD does not  represent  net income or cash flow from operations as defined by GAAP.